Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2025 relating to the financial statements of Astec Industries, Inc., and subsidiaries and the effectiveness of Astec Industries, Inc., and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Astec Industries, Inc., for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Nashville, Tennessee

August 6, 2025